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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   April 26, 1996
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                      SCIENTIFIC SOFTWARE-INTERCOMP, INC.
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             (Exact name of Registrant as specified in its charter)


          Colorado                      0-4882                    84-0581776
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(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                 File No.)             Identification No.)


           1801 California Street, Suite 295, Denver, Colorado  80202
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          (Address of principal executive offices, including zip code)



Registrant's telephone number, including area code:   (303) 292-1111
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                                 Not Applicable
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              (Former name, former address and former fiscal year,
                         if changed since last report)
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Items 1-4.       Not Applicable.

Item 5.          Other Events.

                 On April 26, 1996, the Registrant issued a $5,000,000 Promissory Note to Lindner Dividend Fund, A Series of Lindner Investments ("Lindner"), in exchange for $5,000,000 cash and issued a $1,500,000 Promissory Note to Renaissance Capital Partners II, Ltd. ("Renaissance") in exchange for the surrender by Renaissance of the Registrant's outstanding convertible debentures in the principal amount of $1,500,000. In addition, the remaining convertible debentures of the Registrant held by Renaissance in the principal amount of $250,000 were surrendered by Renaissance in exchange for the issuance of 282,218 shares of the Registrant's common stock. The Promissory Notes are subject to the terms of a Loan Agreement among the Registrant, Lindner and Renaissance dated April 26, 1996.

                 The Promissory Notes bear interest at the rate of seven percent per annum payable semi-annually on the last days of October and April beginning October 31, 1996. The principal of and any unpaid interest on the Promissory Notes will be due and payable in full on April 30, 2001.

                 The Promissory Notes are secured on a pro rata basis between Lindner and Renaissance by (a) a first-priority lien on substantially all the assets of the Registrant and its subsidiaries except for accounts receivable due from non-U.S. customers and (b) a second-priority lien on such accounts.

                 In connection with the issuance of the Promissory Notes, the Registrant (a) issued to Lindner a five-year non-detachable Warrant to purchase 1,500,000 shares of the Registrant's common stock for $3.00 per share and (b) issued to Renaissance a five-year non-detachable right to purchase 450,000 shares of the Registrant's common stock for $3.00 per share. The foregoing exercise price is subject to conventional anti-dilution adjustments. So long as the corresponding Promissory Note remains outstanding, the purchase right can be exercised only by a reduction of the principal amount of the corresponding Promissory Note to the extent of the exercise price. The stock purchase rights are callable by the Registrant at such time as the Registrant's common stock is selling for at least $6.00 per share.

                 The proceeds of the Promissory Notes will be utilized by the Registrant solely for the repayment of debt, to provide capital for continued development of software products, to fund the acquisition of computer hardware and to provide working capital for the general operating purposes of the Registrant.

                 On April 26, 1996 the company also repaid an existing $2,870,000 line of credit with Bank One Colorado, N.A. and established a new one year line of credit with Bank One, and Export-Import Bank of the United States for $1,500,000. Such line of credit will be utilized for working capital purposes and for the issuance of letters of credit for bid guarantees, performance bonds and advance payment guarantees in connection with the Registrant's software business. The line of credit is secured by




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a first-priority lien on accounts receivable due from non-U.S. customers and a second priority lien on substantially all the assets of the Registrant and its subsidiaries.

Item 6. Not Applicable.


Item 7. Financial Statements and Exhibits.

                 (a)-(b).         Not Applicable.

                 (c)     Exhibits.

                         4.1      Loan Agreement dated April 26, 1996.

Item 8. Not Applicable.

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SCIENTIFIC SOFTWARE-INTERCOMP, INC.



Date:     May 1, 1996                   By: /S/ GEORGE STEEL
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                                                George Steel, President




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                                EXHIBIT INDEX

Exhibit
  No.                            Description                           Page
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  4.1                  Loan Agreement dated 4/26/96